                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

    Filed by the Registrant     /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:

    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               STARMET CORPORATION
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or Item 22(a)(2) of
     Schedule 14A.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4)  Proposed maximum aggregate value of transaction:
          ---------------------------------------------------------------------

     (5)  Total fee paid:
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/ /  Fee paid previously by written preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
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     (2)  Form Schedule or Registration Statement No.:
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
                              STARMET CORPORATION
                    NOTICE OF THE SPECIAL MEETING IN LIEU OF
                       THE ANNUAL MEETING OF STOCKHOLDERS

                           MARCH 18, 1998, 10:00 A.M.

    You are hereby notified that the Special Meeting in lieu of the Annual Meeting of Stockholders of Starmet Corporation (the "Company") will be held on March 18, 1998 at 10:00 a.m. at the State Street Bank building, Enterprise Room, 225 Franklin Street, Boston, Massachusetts, to consider and act upon the following matters:

        1. To fix the number of directors of the Company at six (6) and to elect six (6) directors for the ensuing year.

        2.  To adopt the Company's 1998 Stock Plan.

        3. To ratify the action of the Board of Directors in appointing Arthur Andersen LLP as auditors for the Company,

        4. To transact such other business as may properly come before the meeting.

    Even if you plan to attend the meeting, please be sure to sign, date and return the enclosed proxy in the enclosed envelope to:

                                Boston EquiServe
                                 P. O. Box 8200
                             Boston, MA 02266-5523
                          Attention: Jennifer Donahue

    Only stockholders of record on the books of the Company at the close of business on January 21, 1998 will be entitled to receive notice of and vote at this meeting.

                                          By order of the Board of Directors,

                                          Thomas A. Wooters, Clerk

February 24, 1998

                                   IMPORTANT

    IN ORDER TO SECURE A QUORUM AND TO AVOID THE EXPENSE OF SENDING FOLLOW-UP LETTERS, PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR COOPERATION IS GREATLY APPRECIATED.

                              STARMET CORPORATION
                                2229 MAIN STREET
                               CONCORD, MA 01742

                                PROXY STATEMENT

                       SOLICITATION AND VOTING OF PROXIES

    This proxy statement and the accompanying proxy card are being mailed on or about February 24, 1998 to the holders of the common stock of Starmet Corporation (the "Company"), as of record on January 21, 1998. The accompanying proxy is solicited by the Board of Directors of the Company for use at the Special Meeting in lieu of the Annual Meeting of Stockholders to be held on March 18, 1998, and any adjournment or adjournments thereof (hereinafter called the "Special Meeting"). The cost of solicitation of proxies will be borne by the Company. Directors, officers and a few employees may assist in the solicitation of proxies by mail, telephone, telegraph, and personal interview without additional compensation.

    When a proxy is returned properly signed, the shares represented thereby will be voted by the proxies named in accordance with the stockholder's directions. You are urged to specify your choices on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted "FOR" proposals 1, 2 and 3 and in the discretion of the proxies as to other matters that may properly come before the Special Meeting. Sending in a proxy will not affect a stockholder's right to attend the Special Meeting and vote in person. A proxy may be revoked by notice in writing delivered to the Clerk of the Company at any time prior to its use or by voting in person at the Special Meeting. A proxy may also be revoked by a later dated proxy. A stockholder's attendance at the Special Meeting will not by itself revoke a proxy.

                       RECORD DATE AND VOTING SECURITIES

    The Board of Directors has fixed January 21, 1998 as the record date for the Special Meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the Special Meeting. On the record date, there were 4,786,344 shares of Common Stock, $.10 par value (the "Common Stock"), of the Company issued and outstanding, of which 3,036,746 shares are entitled to one vote per share. The remaining 1,749,598 outstanding shares of Common Stock are subject to the Massachusetts Control Share Acquisition Act and, as a result, have no voting rights and would obtain voting rights only upon authorization from a majority of stockholders other than the holders of such shares, officers of the Company and those directors of the Company who are also employees. See "Massachusetts Control Share Acquisition Act" elsewhere herein.

    The Company's present By-laws provide that a quorum shall consist of the representation in person or by proxy at the Special Meeting of stockholders entitled to vote 51% of the votes that are entitled to be cast at the meeting. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of abstentions and broker non-votes on matters to be brought before the Special Meeting is discussed below.

    The election of directors is by plurality of the votes cast at the Special Meeting either in person or by proxy. The approval of a majority of the votes properly cast at the Special Meeting, either in person or by proxy, is required to approve proposals 2 and 3 and any other business which may properly be brought before the Special Meeting or any adjournment thereof.

    With regard to the election of directors, votes may be left blank, cast in favor or withheld; votes that are left blank will be counted in favor of the election of the directors named on the proxy. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of the proposal on which the abstention is noted. Abstentions and broker non-votes will have no effect on proposals 2 and 3. Abstentions will be counted for the purpose of determining a quorum. Broker non-votes will not be counted in determining a quorum for any proposal.

    The Board of Directors and management of the Company deem the proposals described herein to be in the best interest of the Company. The Board of Directors recommends that the stockholders approve the proposals described herein. Management intends to vote their shares of Common Stock in favor of each proposal. See "Principal and Management Stockholders." For these purposes, management includes all directors and executive officers.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    One of the purposes of the meeting is to elect six (6) directors to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted in favor of the six (6) nominees named below, unless otherwise specified on the proxy card. All of the nominees are currently members of the Board and each of the nominees has consented to be named and to serve if elected. There are no family relationships between any nominees, directors or executive officers of the Company.

    The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

    The following are summaries of the background and business experience and descriptions of the principal occupations of the nominees:

                                                                    PRESENT PRINCIPAL EMPLOYMENT
NAME                                               AGE              AND PRIOR BUSINESS EXPERIENCE          DIRECTOR SINCE
---------------------------------------------      ---      ---------------------------------------------  ---------------

George J. Matthews...........................          67   Chairman of the Board of Directors since               1972
                                                            1972. Chairman of Matthews Associates
                                                            Limited, which is engaged in the business of
                                                            investing in and providing management
                                                            consulting and assistance to small and medium
                                                            sized businesses, including the Company.

                                                                    PRESENT PRINCIPAL EMPLOYMENT
NAME                                               AGE              AND PRIOR BUSINESS EXPERIENCE          DIRECTOR SINCE
---------------------------------------------      ---      ---------------------------------------------  ---------------
Robert E. Quinn..............................          44   President of the Company since December 1,             1994
                                                            1994 and Treasurer and Chief Executive
                                                            Officer since January 20, 1998. Prior to
                                                            becoming President, served as Vice President,
                                                            Sales for over five years. Elected as a
                                                            Director on November 17, 1994 to fill a
                                                            vacancy created by the enlargement of the
                                                            Board of Directors by vote of the Directors.

Wilson B. Tuffin.............................          66   Vice Chairman since November 1994. From 1972           1972
                                                            to November 30, 1994, President, Chief
                                                            Executive Officer, prior to 1978, also
                                                            Treasurer of the Company.

Kenneth A. Smith.............................          61   Professor of Chemical Engineering at                   1985
                                                            Massachusetts Institute of Technology since
                                                            1971.

Frank H. Brenton.............................          72   Principal of Frank H. Brenton Associates, a            1986
                                                            business consulting firm. From 1984 to 1986,
                                                            Chairman of the Board of Directors of
                                                            Marshall's Incorporated, an off-price
                                                            retailer and division of Melville, Inc.

William J. Shea..............................          50   From 1992 to 1997, Mr. Shea served as                  1998
                                                            Vice-Chairman, Chief Financial Officer and
                                                            Treasurer of BankBoston, NA. Prior to joining
                                                            BankBoston, N.A. in 1992, Mr. Shea spent 19
                                                            years with Coopers & Lybrand, where he was a
                                                            Senior Partner and a member of Firm Council,
                                                            the partnership's governing body. Mr. Shea is
                                                            currently Chairman of the Board of Directors
                                                            of Centennial Technologies, Inc. and serves
                                                            on the Board of Directors of View Tech, Inc.
                                                            and Miros, Inc. He also serves on the Finance
                                                            Committee of Children's Hospital, the Board
                                                            of Trustees of Northeastern University, the
                                                            Board of Directors and Executive Committee of
                                                            the Boston Stock Exchange, and the Board of
                                                            Directors and Executive Committee of the
                                                            Greater Boston Chamber of Commerce.

            INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors met seven times during the fiscal year ended September 30, 1997. There was no director who during the fiscal year attended fewer than 75 percent of the aggregate of all board meetings and all meetings of committees on which he served.

    The Board of Directors has an Audit Committee which is reconstituted at the first meeting of the Board following the annual meeting of stockholders. The Audit Committee, which met two times during fiscal 1997, meets with the Company's independent auditors and principal financial personnel to review the scope and results of the annual audit and the Company's financial reports. The Audit Committee also reviews the scope of audit and non-audit services performed by the independent public accountants, and reviews the adequacy and effectiveness of internal accounting controls. The present members of the Audit Committee are Messrs. Brenton and Smith.

    The Board of Directors has a Stock Option Committee which was formed during fiscal 1997. The Stock Option Committee, which met once during fiscal 1997, recommends to the Board of Directors for its approval the terms, amounts and recipients of stock options under the Company's stock option plans. The present members of the Stock Option Committee are Messrs. Matthews, Tuffin and Quinn.

    The Board of Directors does not have standing committees on compensation or nominations.

DIRECTOR COMPENSATION

    Each outside director of the Company receives an annual fee of $15,000 and is eligible to receive options under the Company's Directors' Stock Option Plan. Messrs. Brenton and Smith, the Company's two non-employee directors during fiscal 1997, were each granted options to purchase 3,000 shares of Common Stock at an exercise price of $15.563 per share in fiscal year 1997.

    The Company has entered into a management agreement with Matthews Associates Limited, a Massachusetts corporation ("MAL"), of which George J. Matthews, Director and Chairman of the Board of Directors of the Company, is sole owner. The management agreement is described in the section titled "Executive Agreements."

    The Company entered into an employment and consulting agreement with Mr. Tuffin in November 1994, which shall continue in force until February 1999. Pursuant to such agreement, Mr. Tuffin receives annual compensation of $105,000 for his services as a consultant to the Company. Mr. Tuffin's duties include his service as a director and Vice Chairman of the Board of Directors of the Company. During the term of the agreement and for a period of two (2) years after its expiration, or the termination of Mr. Tuffin's employment with the Company, whichever occurs later, Mr. Tuffin may not compete directly or indirectly with the Company within the continental United States.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth certain information as of January 21, 1998, with respect to the Common Stock of the Company owned or deemed beneficially owned as determined under the rules of the Securities and Exchange Commission, directly or indirectly, by each stockholder known to the Company to own beneficially more than 5% of the Company's Common Stock, by each director of the Company, by each of the executive officers named in the Summary Compensation Table, elsewhere herein, and by all directors and executive officers of the Company and its subsidiaries as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock of the Company if he or she has or shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership at any time within 60 days of January 21, 1998. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

                                                   AMOUNT AND NATURE
NAME AND ADDRESS                                     OF BENEFICIAL
OF BENEFICIAL OWNER                                    OWNERSHIP          PERCENT OWNED
-----------------------------------------------  ----------------------  ---------------

Charles Alpert.................................          2,481,837(1)(2)        50.33%
Joseph Alpert
WIAF Investors Co.
466 Arbuckle Avenue
Lawrence, NY 11516

and

Melvin B. Chrein, M.D..........................
Meryl J. Chrein
Marshall J. Chrein
Michael Chrein
21 Copper Beech Lane
Lawrence, NY 11559

George J. Matthews.............................            415,764(3)            8.63%
Chairman of the Board of Directors,
  Director & Consultant
c/o Matthews Associates Limited
100 Corporate Place
Peabody, MA 01960

Wilson B. Tuffin...............................            401,982(4)            8.39%
Vice Chairman and Director
23 Arlington Street
Acton, MA 01720

                                                   AMOUNT AND NATURE
NAME AND ADDRESS                                     OF BENEFICIAL
OF BENEFICIAL OWNER                                    OWNERSHIP          PERCENT OWNED
-----------------------------------------------  ----------------------  ---------------
Dimensional Fund Advisors, Inc.................            338,000(5)             7.1%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

Robert E. Quinn................................             85,479(6)            1.76%
President, CEO, Treasurer and Director

James M. Spiezio...............................             23,665(7)               *
Vice President, Finance and
Administration

William T. Nachtrab............................             16,999(8)               *
Vice President, Technology

Kenneth A. Smith, Director.....................             14,000(9)               *

Frank H. Brenton, Director.....................             14,000(9)               *

Douglas F. Grotheer............................             11,075(10)              *
President of Starmet CMI Corporation

William J. Shea, Director......................                 --                 --

All directors and executive officers as a group
(13 persons)...................................          1,011,928(11)          20.35%

------------------------

(1) Does not reflect the effect on voting rights of the Massachusetts Control Share Acquisition Act. The Company is subject to Chapter 110D of the Massachusetts General Laws which governs "control share acquisitions," which are acquisitions of beneficial ownership of shares which would raise the voting power of the acquiring person above any one of three thresholds: one-fifth, one-third or one-half of the total voting power. All shares acquired by the person making the control share acquisition within 90 days before or after any such threshold is crossed obtain voting rights only upon the authorization from a majority of the stockholders other than the person acquiring such shares, officers of the Company and those directors of the Company who also are employees. Based on certain filings made with the SEC, the Company believes that certain control share acquisitions have occurred and that the members of the group which effected such control share acquisitions, namely WIAF Investors Co., Charles Alpert, Joseph Alpert, Melvin B. Chrein, Meryl J. Chrein, Marshall J. Chrein and Michael Chrein (collectively the "Investor Group") are the holders of 1,749,598 shares (the "Affected Shares") which were acquired in control share acquisitions (within the meaning of Chapter 110D) and accordingly will have no voting rights as to the Affected Shares unless or until such voting rights are authorized as described above.

(2) Derived from Schedules 13DA, dated October 3, 1994, submitted to the Company. The seven persons named are described as a group in such Schedules 13DA. The persons named reported ownership of the following shares: WIAF Investors Co. 1,724,856; Melvin B. Chrein 202,300; Meryl J. Chrein 245,500; Charles Alpert 50,000; Joseph Alpert 50,000; Michael Chrein 16,200; and Marshall J. Chrein 48,200. Each person reported sole voting and dispositive power with respect to the shares owned by such person. Also includes 21,021, 79,435 and 2,325 shares which Melvin B. Chrein, WIAF Investors

    Co. and Marshall Chrein, respectively, have the right to acquire upon conversion of outstanding 10% Convertible Subordinated Debentures and 27,000, 12,000 and 3,000 shares which Charles Alpert or nominee, Melvin B. Chrein and Marshall J. Chrein, respectively, have the right to acquire under outstanding Warrants.

(3) Includes (i) 13,334 shares which may be purchased upon the exercise of currently exercisable options, (ii) 2,325 shares which may be acquired upon the conversion of an outstanding 10% Convertible Subordinated Debenture,
    (ii) 13,961 shares which Mr. Matthews' wife has the right to acquire upon the conversion of an outstanding 10% Convertible Subordinated Debenture, as to which Mr. Matthews disclaims beneficial ownership, and (iii) 990 shares owned by Mr. Matthews' wife.

(4) Includes 6,666 shares which may be purchased upon the exercise of currently exercisable options.

(5) The officers of Dimensional Fund Advisors, Inc. also serve as officers of DFA Investment Dimensions Group, Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacity as officers of the Fund and the Trust, these persons vote 128,600 shares which are owned by the Fund and 13,000 shares which are owned by the Trust.

(6) Includes 63,333 shares which may be purchased upon the exercise of currently exercisable options.

(7) Includes 21,665 shares which may be purchased upon the exercise of currently exercisable options.

(8) Includes 14,999 shares which may be purchased upon the exercise of currently exercisable options.

(9) Includes 8,000 shares which may be purchased upon the exercise of currently exercisable options.

(10) Includes 9,001 shares which may be purchased upon the exercise of currently exercisable options.

(11) See notes (3), (4), (6), (7), (8), (9) and (10) above. Also includes an additional 24,664 shares which may be purchased upon the exercise of currently exerciseable options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and stockholders who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission and NASDAQ reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations from certain persons that no reports were required for those persons, all Section 16(a) filing requirements were complied with, during the fiscal year ended September 30, 1997 except Messrs. Quinn (a director and executive officer) and Spiezio (an executive officer) each failed to timely report one grant of options on November 20, 1995 through inadvertence.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table and notes present the compensation provided by the Company during the last three fiscal years to its chief executive officer and the four most highly compensated executive officers of the Company (other than the chief executive officer) who were serving as executive officers at the Company's fiscal year end of September 30, 1997 (the "Named Executive Officers").

                                                                                            LONG TERM COMPENSATION
                                                                                        ------------------------------
                                                          ANNUAL COMPENSATION                       AWARDS
                                                 -------------------------------------  ------------------------------
                                                                              OTHER       RESTRICTED      SECURITIES
                                                                             ANNUAL          STOCK        UNDERLYING
                                                                             COMPEN-       AWARD(S)        OPTIONS/
   NAME AND PRINCIPAL POSITION        YEAR(1)    SALARY ($)    BONUS($)    SATION($)(2)        $          SARS (#)(3)
----------------------------------  -----------  -----------  -----------  -----------  ---------------  -------------

George J. Matthews                        1997      350,000       --           --             --              --
Chairman of Board of                      1996      350,000       --           --             --              --
  Directors, CEO and                      1995      350,000       --           --             --              20,000
  Treasurer (4)(5)

Robert E. Quinn                           1997      200,000       15,000       --             --              25,000
President (5)(6)                          1996      173,769       --           --             --              20,000
                                          1995      151,673          200       35,000         --              60,000

James M. Spiezio                          1997      131,616       13,250       --             --               8,000
  Vice President,                         1996      121,058       --           --             --              10,000
  Finance &                               1995      113,270       10,930       --             --              12,000
  Administration

William T. Nachtrab                       1997      131,616        9,050       --             --               8,000
  Vice President,                         1996      114,849       --           --             --              --
  Technology                              1995      108,703       10,830       --             --              12,000

Douglas F. Grotheer                       1997      121,934        6,700       --             --               5,000
  President, Starmet                      1996      100,252       --           --             --              --
  CMI Corporation                         1995       95,002       10,830       --             --               5,000


                                       PAYOUTS
                                    -------------
                                        LTIP         ALL OTHER
                                       PAYOUTS        COMPEN-
   NAME AND PRINCIPAL POSITION            $          SATION($)
----------------------------------  -------------  -------------
George J. Matthews                       --             --
Chairman of Board of                     --             --
  Directors, CEO and                     --             --
  Treasurer (4)(5)
Robert E. Quinn                          --             --
President (5)(6)                         --             --
                                         --             --
James M. Spiezio                         --             --
  Vice President,                        --             --
  Finance &                              --             --
  Administration
William T. Nachtrab                      --             --
  Vice President,                        --             --
  Technology                             --             --
Douglas F. Grotheer                      --             --
  President, Starmet                     --             --
  CMI Corporation                        --             --

------------------------

(1) The Company's fiscal year ends on September 30th of each year.

(2) Excludes perquisites in amounts less than the threshold level required for reporting.

(3) Options have been adjusted to reflect Company's two for one stock dividend paid on April 7, 1997.

(4) Mr. Matthews is assigned as a consultant to the Company pursuant to a management agreement between Matthews Associates Limited and the Company. All compensation under the agreement is paid by the Company to Matthews Associates Limited. See "Executive Agreements."

(5) On January 20, 1998 Mr. Matthews resigned as Chief Executive Officer and Treasurer of the Company and the Company elected Mr. Quinn as Chief Executive Officer and Treasurer.

(6) Mr. Quinn's compensation for the fiscal year ended September 30, 1997 was determined pursuant to his Employment Agreement. See "Executive Agreements."

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information regarding options granted during the fiscal year ended September 30, 1997 by the Company to the Named Executive Officers:

                                                      INDIVIDUAL GRANTS
                                      -------------------------------------------------
                                                   PERCENT OF                            POTENTIAL REALIZABLE
                                                      TOTAL                                VALUE AT ASSUMED
                                                     OPTIONS                               ANNUAL RATES OF
                                       NUMBER OF   GRANTED TO                                STOCK PRICE
                                      SECURITIES    EMPLOYEES                              APPRECIATION FOR
                                      UNDERLYING       IN       EXERCISE OR                 OPTION TERM(3)
                                        OPTIONS      FISCAL     BASE PRICE   EXPIRATION  --------------------
NAME                                  GRANTED (#)    YEAR(1)    ($/SHARE)(2)    DATE       5%($)     10%($)
------------------------------------  -----------  -----------  -----------  ----------  ---------  ---------
George J. Matthews..................      --           --           --           --         --         --
Robert E. Quinn.....................    15,000(4)                $  15.563     8/5/2007  $ 146,812  $ 372,051
                                        10,000(5)        20.8%        7.38   11/19/2006     46,412    117,618
James M. Spiezio....................     4,000(4)                   15.563     8/5/2007     39,150     99,214
                                         4,000(5)         6.7%        7.38   11/19/2006     18,565     47,047
William T. Nachtrab.................     4,000(4)                   15.563     8/5/2007     39,150     99,214
                                         4,000(5)         6.7%        7.38   11/19/2006     18,565     47,047
Douglas F. Grotheer.................     3,000(4)                   15.563     8/5/2007     29,362     74,410
                                         2,000(5)         4.2%        7.38   11/19/2006      9,282     23,524

------------------------

(1) Percentage is total percentage of all options granted to employee in fiscal year 1997.

(2) The exercise price per share is the market price of the underlying Common Stock on the date of grant. The exercise price reflects a 2-for-1 stock dividend paid on April 7, 1997.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the Securities and Exchange Commission of five percent and ten percent compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes of the options exercise price or other expenses associated with the exercise. Actual gains, if any, are dependent on the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the amounts reflected will be achieved.

(4) These options will vest in three equal annual installments on August 5th of 1998, 1999, and 2000.

(5) These options will vest in three equal annual installments on November 19th of 1997, 1998, and 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth certain information concerning options exercised during the fiscal year ended September 30, 1997 by the Named Executive Officers, as well as the aggregate value of unexercised options held by such executive officers at September 30, 1997. The Company has no outstanding stock appreciation rights, either freestanding or in tandem with options.

                                                                                                              VALUE OF
                                                                                                             UNEXERCISED
                                                                                                             IN-THE-MONEY
                                                                                    NUMBER OF SECURITIES        OPTIONS
                                                                                   UNDERLYING UNEXERCISED        AT
                                                SHARES                             OPTIONS AT FY-END (#)      FY-END(2)
                                              ACQUIRED ON         VALUE (1)      --------------------------  -----------
NAME                                         EXERCISE (#)        REALIZED($)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE
-----------------------------------------  -----------------  -----------------  -----------  -------------  -----------
George J. Matthews.......................              0                  0          13,334         6,666     $ 148,274
Robert E. Quinn..........................              0                  0          46,667        58,333       509,003
James M. Spiezio.........................              0                  0          16,333        18,667       193,679
William T. Nachtrab......................              0                  0          13,000        12,000       157,449
Douglas F. Grotheer......................              0                  0           8,334         6,666        83,324


NAME                                       UNEXERCISABLE
-----------------------------------------  -------------
George J. Matthews.......................   $    74,126
Robert E. Quinn..........................       487,202
James M. Spiezio.........................       162,599
William T. Nachtrab......................        90,129
Douglas F. Grotheer......................        43,327

------------------------

(1) Value realized equals fair market value on the date of exercise, less the exercise price, times the number of shares acquired, without deducting taxes or commissions paid by employee.

(2) Value of unexercised options equals fair market value of the shares underlying in-the-money options on September 30, 1997 (closing price of Common Stock on September 30, 1997 was $17.25 per share), less the exercise price, times the number of options outstanding. All such options were "in-the-money" as of September 30, 1997.

PENSION PLAN TABLE

    The following table sets forth the aggregate annual benefit payable upon retirement at normal retirement age for each level of remuneration specified at the listed years of service.

                    YEARS OF SERVICE
           ----------------------------------
                                       30 OR
REMUNERATION   15     20       25      MORE
---------  -------  -------  -------  -------
$100,000..  23,520   31,360   39,220  47,040
150,000..   38,520   51,360   64,200  77,040
200,000..   53,520   71,360   89,200  107,040
300,000..   83,520  111,360  139,200  167,040
400,000..  113,520  151,360  189,200  227,040
500,000..  143,520  191,360  239,200  287,040

    The Company has a defined benefit plan (the "Pension Plan") designed to provide retirement benefits for employees and ancillary benefits to their beneficiaries, joint annuitants and spouses. All employees of the Company become participants in the Pension Plan after attaining the later of age 21 or a year of service with the Company. The Pension Plan provides retirement benefits based on years of service and compensation. An employee's benefits under the Pension Plan generally become fully vested after five years of service. At normal retirement (the later of age 65 and five years of Plan participation), participants are entitled to a monthly benefit for the remainder of their life in an amount equal to one-twelfth of the sum of their "Annual Credits" for their last 30 years or lesser period of employment with the Company and its predecessors. An employee's "Annual Credit" is 1.25% of the portion of his annual compensation that is subject to Social Security tax and two percent (2%) of the balance of his annual compensation. Participants with five years of service are entitled to retirement at age 55, but the monthly benefit payable under the Pension Plan is reduced by 0.5% for each month that early retirement precedes normal retirement but not to less than $100 per month if the Participant has ten or more years of service. The surviving spouse of a retiree under the Plan is entitled to receive benefits equal to one-half the amount the retiree had been receiving. Alternative benefit payments that are equivalent to the benefit described above are also available to participants. Benefits payable under the plan are not reduced by Social Security payments to the retiree. Amounts shown assume benefits commence at age 65. Benefit amounts shown are straight-life annuities. The Named Executive Officers have the following years of credited service for pension plan purposes: Robert E. Quinn-22 years; Wilson
B. Tuffin-22 years; James M. Spiezio-12 years; William T. Nachtrab-8 years and Douglas F. Grotheer-17 years. On February 1, 1995, Mr. Tuffin began to receive benefit payments under the Pension Plan. Mr. Matthews does not participate in the Pension Plan.

EXECUTIVE AGREEMENTS

    EMPLOYMENT AGREEMENT WITH MR.QUINN

    In October 1997, the Company entered into an amended employment agreement with Mr. Quinn. Pursuant to the agreement, Mr. Quinn will receive initial compensation at the annual rate of $200,000, subject to such annual increases and bonuses as the Board of Directors may from time to time determine. The agreement shall continue in force until February 28, 2002, unless terminated by either party in accordance with its terms, and is subject to annual renewals as described in the agreement. During the term of the agreement and for a period of two (2) years after its expiration, or after the termination of Mr. Quinn's employment with the Company, whichever occurs later, Mr. Quinn may not compete directly or indirectly with the Company within the continental United States. The Company shall require any successor to a majority of the Company's business activities to assume its obligations under this agreement.

    EMPLOYMENT AGREEMENTS WITH MESSRS. SPIEZIO, NACHTRAB, GROTHEER AND RAFTERY

    In October 1997, the Company entered into employment agreements with Messrs. Spiezio, Nachtrab, Grotheer and Kevin J. Raftery (each an "Executive"). Under the terms of their respective agreements, Messrs. Spiezio, Nachtrab, Grotheer and Raftery are entitled to an annual base salary of $142,000, $136,000, $135,000, and $100,000 respectively, subject to such annual increases and bonuses as the Board of Directors may from time to time determine. Each of the agreements shall continue in force for an initial period of three (3) years, unless such agreement is terminated by the Company or the Executive in accordance with its terms. Annually, the Board of Directors, in its discretion, may extend the term of each agreement for an additional year. During the term of each agreement and for a period of eighteen (18) months after any termination of employment, each Executive may neither i) compete directly or indirectly with the Company within the continental United States nor ii) solicit any of the Company's customers or employees. Each of the agreements may be terminated by the Company prior to a change in control (as defined in the agreements) and upon twelve months written notice.

    MANAGEMENT AGREEMENT WITH MATTHEWS ASSOCIATES LIMITED

    Mr. Matthews served as the Company's Chief Executive Officer during fiscal year 1997 and resigned from such position on January 20, 1998. The Company has entered into a management agreement with Matthews Associates Limited, a Massachusetts corporation ("MAL"), of which George J. Matthews, Director and Chairman of the Board of Directors of the Company, is sole owner. The agreement provides MAL with a minimum compensation of $350,000 per annum for services performed under the agreement, including financial management advice, representation of the Company before government regulatory bodies, a MAL representative's (Mr. Matthews) service on the board and such other duties as assigned by the Board of Directors. The agreement expires on February 28, 2002, subject to annual renewals as described in the agreement. In the event of termination of the management agreement by the Company, the Company is obligated to pay to MAL all of the amounts due under the agreement for the remaining term.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended September 30, 1997, the Board of Directors of the Company was responsible for establishing executive compensation (other than stock option compensation). Messrs. Quinn and Matthews participated in deliberations of the Company's Board of Directors concerning executive officer compensation. Neither participated in setting his own compensation. The Stock Option Committee, which recommends to the Board of Directors for its approval the terms, amounts and recipients of stock options under the Company's stock option plans, consisted of Messrs. Matthews, Tuffin and Quinn during the fiscal year ended September 30, 1997. No executive officer of the Company served as a director or member of a compensation committee, or its equivalent, of another entity, one of whose executive officers served as director of the Company.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT ON COMPENSATION AND THE STOCK PERFORMANCE GRAPH CONTAINED ELSEWHERE HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS NOR SHALL BE DEEMED TO BE SOLICITING MATERIAL OR DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          REPORT OF THE BOARD OF DIRECTORS AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    During the fiscal year ended September 30, 1997, the Board of Directors of the Company was responsible for establishing and administering the policies which govern annual compensation (other than stock option compensation) for the Company's executive officers. The Stock Option Committee was responsible for considering stock option compensation for the Company's executive officers.

OVERVIEW

    The Board of Directors has historically established levels of executive compensation that provide for a base salary intended to allow the Company to hire, motivate and retain qualified executive officers. From time to time, the Board has also, on occasion, approved annual cash incentive bonuses based on the Company's performance or on the performance of the executive in question. In fiscal 1997, the Board approved cash incentive bonuses to certain executive officers based on their performance. From time to time, the Stock Option Committee recommends to the Board of Directors for its approval grants of stock options to executive officers and key employees in order to bring the stockholders' interests more sharply into the focus of such officers and employees. In fiscal 1997, the Stock Option Committee recommended, and the Board of Directors approved, the grant of stock options to certain of the Company's employees and directors.

    The Board of Directors establishes the annual salary and bonus of each of the executive officers other than the Chief Executive Officer, based on the recommendations made by the Chief Executive Officer. In determining the recommendations for salary and bonus for each of the other executive officers, the Chief Executive Officer considers each officer's individual performance, attainment of individual goals and the contribution to the overall attainment of the Company's goals.

STOCK OPTIONS AND OTHER COMPENSATION

    Long-term incentive compensation for executive officers consists of stock options granted under the Company's Stock Option Plans (the "Plans"). Executive officers as well as other key employees of the Company participate in the Plans. To continue to attract and maintain key employees, the Board of Directors has approved and submitted to the Company's Stockholders for approval, the 1998 Stock Plan, for the granting of additional options in the future (See Proposal
2). The Company also believes that its Pension Plan is an attractive feature for all employees.

BASIS FOR THE COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The compensation of Mr. Matthews, the Company's Chief Executive Officer during fiscal 1997, was determined pursuant to a management agreement between Matthews Associates Limited and the Company. All compensation under the agreement is paid by the Company to Matthews Associates Limited. See "Executive Agreements--Management Agreement with Matthews Associates Limited."

         THE BOARD OF DIRECTORS                     STOCK OPTION COMMITTEE
           George J. Matthews                         George J. Matthews
             Robert E. Quinn                            Robert E. Quinn
            Wilson B. Tuffin                           Wilson B. Tuffin
            Kenneth A. Smith
            Frank H. Brenton

COMPARISON OF FIVE YEAR CUMULATIVE RETURN

    Set forth below is a line graph comparing the five-year cumulative total return of the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market (U.S.) Index and the Dow Jones Aerospace and Defense Index. Cumulative total return is measured assuming an initial investment of $100 and reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG STARMET CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE DOW JONES AEROSPACE & DEFENSE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               STARMET                NASDAQ                   DOW JONES

                CORPORATION       STOCK MARKET (U.S.)         AEROSPACE & DEFENSE
9/92                   $100                      $100                        $100
9/93                   $110                      $131                        $137
9/94                   $349                      $132                        $161
9/95                   $202                      $182                        $257
9/96                   $294                      $216                        $358
9/97                   $634                      $297                        $450

    * $100 INVESTED ON 9/30/92 IN STOCK OR INDEX -
     INCLUDING REINVESTMENT OF DIVIDENDS.
     FISCAL YEAR ENDING SEPTEMBER 30.

                   PROPOSAL NO. 2--COMPANY'S 1998 STOCK PLAN

    GENERAL. On February 20, 1998, the Board of Directors adopted the Company's 1998 Stock Plan (the "Plan") and 300,000 of the Company's common stock, $.10 par value ("Common Stock"), were reserved for issuance thereunder as options to employees, officers, directors and consultants of the Company. The Board of Directors believes that the use of long-term stock incentives is the most effective tool to motivate and retain key management, other employees, non-employee directors and consultants of the Company and to provide such persons with an additional incentive to promote the long-term interests and financial success of the Company. The purpose of the Plan is to benefit the Company through the retention and motivation of its employees by offering such individuals an opportunity to become owners of the Common Stock of the Company with an additional incentive to advance the best interests of the Company by increasing their proprietary interest in the success of the Company.

    The Plan provides for the granting of incentive stock options ("ISOs") which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options ("Non-Qualified Options") which do not meet the requirements of Section 422 of the Code and opportunities to make direct purchases of the Company's Common Stock ("Purchase Rights") and the making of awards of the Company's Common Stock ("Awards"). If any unexercised option granted pursuant to the Plan lapses or terminates for any reason, the shares of Common Stock covered thereby are again available for subsequent option grants under the Plan.

    As of the mailing of this proxy, no options issued under the Plan have been received or allocated.

    ADMINISTRATION OF THE PLAN. The Plan will be administered by the Board of Directors. The Board of Directors may delegate any or all of its powers under the Plan to a Committee appointed by the Board of Directors. Subject to the terms of the Plan, the Board of Directors determines the recipients to whom options will be granted, the number of shares to be covered by such options and the terms of such options.

    STOCK OPTION FEATURES. The Board of Directors may, at its discretion, select any eligible person to participate in the Plan. Non-Qualified Options and Purchase Rights may be granted, and Awards may be made, to any director, officer, employee or consultant of the Company. Only employees of the Company are eligible to receive ISOs. As of January 21, 1998, there were approximately 235 persons eligible to receive options issued pursuant to the Plan. The number of options granted to any eligible person is within the discretion of the Board of Directors, subject to certain conditions concerning ISOs.

    The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to ISOs which first become exercisable in any calendar year by an employee may not exceed $100,000. ISOs may not be granted at less than the fair market value of the Common Stock on the date of grant or 110% of fair market value in the case of ISOs granted to any optionee holding 10% or more of the total combined voting power of all classes of stock of the Company. On February 17, 1998, the last reported sale price for the Company's Common Stock on the Nasdaq National Market was $22.00 per share. In addition, no ISO is exercisable after 10 years from the date on which it is granted, and in the case of ISOs granted to an employee holding 10% or more of the total combined voting power of all classes of stock of the Company, the term shall not exceed 5 years from the date of grant.

    Options issued under the Plan are exercisable only by the optionee during the life of the optionee and, generally, are not transferable, except by will or the laws of descent and distribution or as determined by the Board of Directors. The Board of Directors shall determine the period of time during which an optionee may exercise an option following the termination of employment or service to the Company subject to certain restrictions set forth below with respect to ISOs. ISOs are generally only exercisable while an optionee is employed by the Company, except that the Board of Directors may determine to permit exercise within up to three months after termination of employment to the extent such option has vested at the time of such termination. If an optionee dies while employed by the Company or within three months of the termination of his or her employment by the Company, such optionee's ISOs may be exercised up to twelve months after his or her death. If an optionee is permanently disabled during his or her employment by the Company, such optionee's options may be exercised up to one year following termination of his or her employment due to such disability.

    The exercise price of options granted under the Plan is determined by the Board of Directors on the date of grant, subject to the limitation that the exercise price may not be less than par value. However, there are certain pricing restrictions for ISOs as set forth above. The exercise price of options granted under the Plan must be paid in full upon exercise in cash, by delivery of shares of Common Stock already owned by the optionee, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option, by any other means the Board of Directors deems acceptable, or a combination thereof.

    In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company may, in its discretion, take any one or more of the following actions as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice; (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof; (iv) terminate all options in exchange for the right to participate in any stock option or other employee benefit plan of any successor corporation (giving proper credit to an optionee for that portion of an option which has otherwise vested or become exercisable); (v) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options; and (vi) provide that all or any outstanding options shall become exercisable in full immediately prior to such event. The foregoing actions are subject in all instances to the approval of the Board of Directors and any accounting considerations for any acquisition which is required to be treated as a "pooling of interests" transaction pursuant to the Accounting Principles Board ("APB") Opinion No. 16, if any discretionary action by the Board of Directors would otherwise preclude the Company from accounting for any such transaction as a "pooling of interests" under APB Opinion No. 16. In addition, the Board of Directors may, in an instrument evidencing an option, Purchase Right or Award, provide for a result that is different from, or is more advantageous to the grantee than, the actions permitted to be taken by the Board of Directors, as described above upon the occurence of one of the events described above or upon a change of control of the Company.

    In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the number and kind of shares of stock or securities of the Company to be subject to the Plan and the options then outstanding or to be granted thereunder, and the option price, will be appropriately and proportionately adjusted by the Board of Directors, whose determination will be binding on all persons.

    TERMINATION AND AMENDMENT OF THE PLAN. The Board of Directors may terminate, modify or amend the Plan except that no amendment or modification for which stockholder approval is required under Section 422 of the Code is permissible without the approval of the stockholders of the Company. With respect to ISOs, the Plan shall terminate on the earlier of (i) ten years from the date of the Board of Directors' approval of the Plan or (ii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise or cancellation of options granted under the Plan.

    ACCOUNTING EFFECTS. Under current accounting rules, neither the grant nor exercise of options under the Plan is expected to result in any charge to the earnings of the Company. Options with variable exercise prices or at an exercise price less the fair market value on the date of grant may result in charges to earnings under certain circumstances.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of certain Federal income tax consequences of option grants and exercises under the Plan based upon the Federal income tax laws in effect on the date hereof.

    1. INCENTIVE STOCK OPTIONS. An employee receiving an ISO will not realize taxable income upon the grant of the ISO or upon its timely exercise (but exercise may subject an employee to alternative minimum tax as discussed below). Exercise of an ISO will be timely if made during its term and if the employee remains an employee of the Company or a subsidiary corporation at all times during the period beginning on the date of grant of the ISO and ending on the date of exercise or, pursuant to the terms of the employee's option agreement, such option may be exercised up to three months after the option holder ceases to be an employee of the Company (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made within twelve months of the date of death (provided it is exercisable by its terms) by the legal representative of an employee who dies while in the employ of the Company or a subsidiary corporation. However, the Plan limits the right of the legal representative of any participant to exercise an option to one year following death. Upon a sale of the stock received upon exercise, except as noted below, the employee will generally recognize long-term capital gain or loss equal to the difference between the amount realized upon such sale and the exercise price. The Company, under these circumstances, will not be entitled to any Federal income tax deduction in connection with the exercise of the ISO or the sale of such stock.

    If the stock acquired pursuant to an exercise of an ISO is disposed of by the employee prior to the expiration of two years from the date of grant or within one year from the date such stock is issued to him or her upon exercise (a "disqualifying disposition"), any gain realized by the employee generally will be taxable at the time of such disqualifying disposition, as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised (the value on a later date is likely to govern in case of an employee whose sale of the stock at a profit could subject him or her to suit under Section 16(b) of the Exchange Act) or the amount realized on such disqualifying disposition, and (ii) if the stock is a capital asset of the employee, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date which governs the determination of the employee's ordinary income. In such case, the Company may claim a Federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the employee as ordinary income. Any capital gain realized by the employee will be long-term capital gain if the employee's holding period for the stock at the time of disposition meets applicable holding period requirements for long-term capital gains under the Code; otherwise, it will be short-term. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the exercise price will be an item of tax preference for purposes of the alternative minimum tax imposed by the Code.

    2. NON-QUALIFIED OPTIONS. In the case of Non-Qualified Options (and in the case of an untimely exercise of an ISO), the employee will not be taxed upon grant of any such option, but rather, at the time of exercise of such Non-Qualified Options, the employee, except as noted below, will realize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the employee realizes ordinary income. If stock so acquired is later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date of exercise of the option is generally taxable as long-term or short-term capital gain or loss depending upon whether the stock has been held for more than the applicable holding period for long-term capital gains under the Code.

    As stated above, generally income is realized by an employee upon exercise of a Non-Qualified Option (or untimely exercise of an ISO). However, in the case of such exercise of an option by an employee whose sale of shares at a profit could subject the employee to suit under Section 16(b) of the Exchange Act, realization of income is postponed so long as a sale of the shares would expose the employee to such suit, unless the employee elects within 30 days after the exercise to be taxed as of the exercise date in the manner described above. Absent such election, such an employee will realize ordinary income at the time a sale would no longer expose him or her to such suit in an amount equal to the excess of the fair market value of the shares at that time over the exercise price. That fair market value will also govern for purposes of the Company's deduction and for determining the employee's gain or loss upon subsequent disposition of the shares.

    3. EXERCISE WITH SHARES. An employee who pays the exercise price of a Non-Qualified Option, in whole or in part, by delivering shares of the Company's Common Stock already owned by him or her will realize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for Non-Qualified Options. (See "Certain Federal Income Tax Consequences--2. Non-Qualified Options.") With respect to shares acquired upon exercise which are equal in number to the shares surrendered, the basis of such shares will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

    When shares of the Company's Common Stock are surrendered upon exercise of an ISO, (i) no gain or loss will be recognized as a result of the exchange, (ii) a number of shares received which is equal to the number of shares surrendered will have a basis equal to that of the shares surrendered, and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period which includes the holding period of the shares exchanged and (iii) the remaining shares received will have a zero basis and will have a holding period which begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis (i.e., a zero basis) will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

    The foregoing summary is not a complete description of the Federal income tax aspects of the Plan. Moreover, the foregoing summary relates only to Federal income tax; there may also be Federal estate and gift tax consequences associated with the Plan, as well as foreign, state and local tax consequences.

     THIS PROPOSAL HAS BEEN UNANIMOUSLY APPROVED BY THE BOARD OF DIRECTORS,
           WHICH RECOMMENDS THAT STOCKHOLDERS VOTE FOR ITS ADOPTION.

            PROPOSAL NO. 3--RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors of the Company has appointed Arthur Andersen LLP as auditors of the Company for the fiscal year ending September 30, 1998 and has further directed that management submit the selection of auditors for ratification by the stockholders. Arthur Andersen LLP were the Company's auditors for the fiscal year ended September 30, 1997.

    Representatives of Arthur Andersen LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    THIS PROPOSAL HAS BEEN UNANIMOUSLY APPROVED BY THE BOARD OF DIRECTORS, WHICH RECOMMENDS THAT STOCKHOLDERS VOTE FOR ITS ADOPTION.

                  MASSACHUSETTS CONTROL SHARE ACQUISITION ACT

    The Company is subject to Chapter 110D of the Massachusetts General Laws which governs "control share acquisitions," which are acquisitions of beneficial ownership of shares which would raise the voting power of the acquiring person
(1) above any one of three thresholds: one-fifth, one-third or one-half of the total voting power. Each time one of these thresholds is crossed, all shares acquired by the person making the control share acquisition within 90 days before or after such threshold is crossed, obtain voting rights only upon the authorization from a majority of the stockholders other than the person acquiring such shares, officers of the Company and those directors of the Company who also are employees.

    Based on certain filings made with the SEC on Schedule 13D and certain amendments thereto, the Company believes that certain control share acquisitions have occurred and that the members of the group which effected such control share acquisitions, namely WIAF Investors Co., Charles Alpert, Joseph Alpert, Melvin B. Chrein, Meryl J. Chrein, Michael Chrein, and Marshall J. Chrein (collectively the "Investor Group") are the holders of 1,749,598 shares (the "Affected Shares") which were acquired in control share acquisitions (within the meaning of Chapter 110D) and accordingly will have no voting rights unless or

------------------------
------------------------

(1) Under Chapter 110D, the term "person" includes any "associate" of such person. An "associate" is defined to include: (a) a person who is in a direct or indirect control relationship with the person; (b) any corporation or organization in which the person is an officer, director or partner or performs a similar function; (c) a beneficial owner of ten percent (10%) or more of any class of equity securities of the person; (d) any trust or estate in which the person has a beneficial interest not represented by transferable shares or as to which the person serves as a trustee or in a similar fiduciary capacity; or (e) any relative or spouse of the person (or relative of the person's spouse) having the same residence as the person. "Beneficial ownership" is defined as "the sole or shared power to dispose or direct the disposition of shares or the sole or shared power to vote or direct the voting of shares, whether such power is direct or indirect or through any contract, arrangement, understanding, relationship or otherwise."

until such voting rights are authorized as described above. The members of the Investor Group are authorized to deliver to the Company a control share acquisition statement in accordance with the provisions of Section 3 of Chapter 110D and to demand that the Board of Directors of the Company call a special meeting for the purpose of considering whether voting rights shall be authorized for the Affected Shares. No control share acquisition statement has been delivered to the Company and no such demand has been made. Accordingly, the Company has not called such a special meeting and the question of authorization of voting rights for the Affected Shares will not be considered at the Special Meeting.

    Pursuant to Section 7 of Chapter 110D, if the question of voting rights for the Affected Shares is, at some later date, presented to the Company's stockholders for their consideration, if voting rights are authorized for the Affected Shares and it is determined that the person making a control share acquisition has acquired beneficial ownership of shares that, when added to all other shares of the Company beneficially owned by such person, entitles such person to vote, or direct voting of, shares of the Company having a majority or more of all voting power in the election of directors, each stockholder of record of the Company other than the person making such control share acquisition, who does not vote in favor of authorizing voting rights for the shares acquired in such control share acquisition may demand payment for his stock in an appraisal in accordance with the provisions of Section 86 to 98, inclusive, of Chapter 156B of the Massachusetts General Laws. Such appraisal rights would only become operative in the event that the members of the Investor Group were to demand that the stockholders consider authorization of voting rights for the Affected Shares and such authorization were granted. At this time, because no control share acquisition statement has been delivered to the Company, the Company has not determined whether a control share acquisition has occurred which might result in such appraisal rights being available as described above; however, the members of the Investor Group have made filings with the SEC which indicate collective beneficial ownership of 50.33% of the Company's outstanding shares.

    The Company's stockholders, at a duly-constituted meeting, may also, by amendment to the by-laws or the Articles of Organization, provide that the provisions of Chapter 110D shall not apply to future control share acquisitions of the Company. Management currently has no plans to propose such an amendment.

                              FINANCIAL STATEMENTS

    Concurrent with the distribution of this proxy statement, stockholders as of the record date of January 21, 1998 will receive a copy of the Company's 1997 Annual Report to Stockholders, including financial statements for the fiscal year ended September 30, 1997. The financial statements of the Company contained in the 1997 Annual Report are incorporated herein by reference.

               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

    Any stockholder desiring to present a proposal for consideration at the Company's 1999 annual meeting of stockholders, scheduled to be held on or about February 17, 1999, and included in the Company's proxy statement, must submit the proposal to the Company so that it is received at the executive offices of the Company not later October 27, 1998. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

    As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the meeting of stockholders.

It is intended, however, that the persons named as proxies will vote the proxies, insofar as the same are not instructed to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the meeting, as seems to them to be in the best interests of the Company and its stockholders.

                              FORM 10-K AVAILABLE

    THE ANNUAL REPORT OF THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, WHICH INCLUDES CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FOR THE COMPANY AND ITS SUBSIDIARIES, IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE VICE PRESIDENT, FINANCE AND ADMINISTRATION OF THE COMPANY AT 2229 MAIN STREET, CONCORD, MASSACHUSETTS 01742.

                                   APPENDIX A

                              STARMET CORPORATION

                                1998 STOCK PLAN

1.  PURPOSE

    The purpose of this plan (the "Plan") is to secure for Starmet Corporation (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to
Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.  TYPE OF OPTIONS AND GRANTS; ADMINISTRATION

    (a) TYPES OF OPTIONS. Options granted pursuant to the Plan shall be authorized by action of the board of directors of the Company (the "Board of Directors"), or the Committee, as defined below, and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code ("Non-Qualified Options").

    (b) PURCHASE RIGHTS. Pursuant to the Plan, eligible persons may be provided with opportunities to make direct purchases of the Company's common stock ("Purchase Rights"). Purchase Rights shall be authorized by action of the Board of Directors or the Committee, as defined below.

    (c) AWARDS. Pursuant to the Plan, eligible persons may be provided with awards of the Company's common stock ("Awards"). Awards shall be authorized by action of the Board of Directors or the Committee, as defined below.

    (d) GRANTING OF AN OPTION, PURCHASE RIGHT OR AWARD. Options and Purchase Rights may be granted, and Awards may be made, under the Plan at any time on or after February 20, 1998 and prior to February 19, 2008. The date of grant of an option or Purchase Right, or provision of an Award, under the Plan will be the date specified by the Board of Directors at the time it grants an option or Purchase Right, or provides an Award; provided, however, that such date shall not be prior to the date on which the Board of Directors acts to approve the grant.

    (e) ADMINISTRATION.

        (i) The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion (a) grant options to purchase shares of the Company's common stock, $0.10 par value per share ("Common Stock"), and issue shares upon exercise of such options as provided in the Plan, (b) grant Purchase Rights and issue shares upon the exercise of such Purchase Rights, and (c) make Awards and issue shares pursuant to such Awards. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement, purchase agreement or other agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")), delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

    (ii) COMMITTEE ACTION. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

    (iii) GRANT OF OPTIONS, PURCHASE RIGHTS AND AWARDS TO BOARD
MEMBERS. Options, or Purchase Rights may be granted, and Awards may be made, to members of the Board consistent with the provisions of paragraph 2(e)(i) above, if applicable. All grants of options and Purchase Rights, and provisions of Awards, to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of paragraph 2(e)(i) above, members of the Board who are either (a) eligible for options, Purchase Rights or Awards pursuant to the Plan or (b) have been granted options or Purchase Rights, or provided with Awards, may vote on any matters affecting the administration of the Plan or the grant of any options or Purchase Rights, or provision of any Awards, pursuant to the Plan, except that no such member shall act upon the granting to himself of options or Purchase Rights, or provision of Awards, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of options or Purchase Rights, or provision of Awards.

    (f) APPLICABILITY OF RULE 16B-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.  ELIGIBILITY

    (a) GENERAL. Options or Purchase Rights may be granted, and Awards may be made, to persons who are, at the time of grant or award, employees, officers or directors of, or consultants or advisors to, the Company; provided, that the class of employees to whom Incentive Stock Options may be granted shall be limited to employees of the Company eligible to receive Incentive Stock Options under the Code. A person who has been granted an option, Purchase Right or Award may, if he or she is otherwise eligible, be granted additional options, Purchase Rights or Awards if the Board of Directors shall so determine.

    (b) GRANTS TO DIRECTORS AND OFFICERS. From and after the registration of the Common Stock of the Company under the Exchange Act, an option, Purchase Right or Award made to a director or an officer of the Company (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) shall satisfy the following condition:

        The timing of the grant, the exercise or purchase price of the option, Purchase Right or Award and the number of shares subject to the option, Purchase Right or Award shall be determined either (i) by the full Board of Directors, or (ii) by a Committee that is composed solely of two or more Non-Employee Directors (as hereinafter defined). For the purposes of the Plan, a director shall be deemed to be a "Non-Employee Director" only if such person qualifies as a "Non-Employee Director" within the meaning of Rule 16b-3, as such term is interpreted from time to time.

4.  STOCK SUBJECT TO PLAN

    Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is three hundred thousand (300,000) shares. If an option, Purchase Right or Award granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option, Purchase Right or Award shall again be available for subsequent grants under the Plan. If shares issued upon exercise of an option, Purchase Right or Award under the Plan are tendered to the Company in payment of the exercise price of an option, Purchase Right or Award granted under the Plan, such tendered shares shall again be available for subsequent grants under the Plan; provided, that in no event shall (i) the total number of shares issued pursuant to the exercise of Incentive Stock Options under the Plan, on a cumulative basis, exceed the maximum number of shares authorized for issuance under the Plan exclusive of shares made available for issuance pursuant to this sentence or (ii) the total number of shares issued pursuant to the exercise of options, Purchase Rights or Awards by Reporting Persons, on a cumulative basis, exceed the maximum number of shares authorized for issuance under the Plan exclusive of shares made available for issuance pursuant to this sentence.

5.  FORMS OF AGREEMENTS

    As a condition to the grant of an option, Purchase Right or Award under the Plan, each recipient of an option, Purchase Right or Award shall execute an option agreement, purchase agreement, stock restriction agreement or other agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such agreements may differ among recipients.

6.  PURCHASE PRICE

    (a) GENERAL. The purchase price per share of stock deliverable upon the exercise of an option, Purchase Right or Award shall be determined by the Board of Directors; provided, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in Section 11(b).

    (b) PAYMENT OF PURCHASE PRICE. Options, Purchase Rights or Awards granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, Purchase Rights or Awards, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the recipient having a fair market value equal in amount to the exercise price of the options, Purchase Rights or Awards being exercised, (ii) at the discretion of the Board of Directors and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of an option, Purchase Right or Award and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, (iii) by any other means (including, without limitation, by delivery of a promissory note of the recipient payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board), or (iv) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option, Purchase Right or Award shall be determined by the Board of Directors.

    (c) DETERMINATION OF FAIR MARKET VALUE. If, at the time an option or Purchase Right is granted, or an Award is provided, under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be equal to the closing price on the day prior to the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date such option or Purchase Right is granted, or such Award is provided, and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or
(ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq Stock Market. However, if the Common Stock is not publicly traded at the time an option or Purchase Right is granted, or an Award is provided, under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Board of Directors or Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Company's capital stock in private transactions negotiated at arm's length.

7.  EXERCISE PERIOD

    Each option, Purchase Right or Award and all rights thereunder shall expire on such date as shall be set forth in the applicable agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Plan.

8.  EXERCISE OF OPTIONS, PURCHASE RIGHTS OR AWARDS

    Each option, Purchase Right or Award granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, Purchase Right or Award, subject to the provisions of the Plan.

9.  NONTRANSFERABILITY OF OPTIONS

    Incentive Stock Options, and all options granted to Reporting Persons, shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, that Non-Qualified Options may be transferred pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended).

10.  EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP

    (a) Except as provided in Section 11(d), or in subsection (b) below, with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which a recipient may exercise an option, Purchase Right or Award following (i) the termination of the recipient's employment or other relationship with the Company or (ii) the death or disability of the recipient. Such periods shall be set forth in the agreement evidencing such option, Purchase Right or Award.

    (b) Subject to Sections 11(d) and 25 below, if a grantee of an Incentive Stock Option ceases to be employed by the Company other than by reason of death or disability, as defined in Section 11(d), no further installments of his Incentive Stock Options shall become exercisable, and his Incentive Stock Options shall terminate no later than three (3) months from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such Incentive Stock Options (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to Section 22. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such grantee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Board of Directors shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company to continue the employment of the grantee after the approved period of absence. Incentive Stock Options granted under the Plan shall not be affected by any change of employment within or among the Company, so long as the grantee continues to be an employee of the Company. Nothing in the Plan shall be deemed to give any grantee of any option, Purchase Right or Award the right to be retained in employment or other service by the Company for any period of time.

11.  INCENTIVE STOCK OPTIONS

    Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

        (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

        (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

            (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

            (ii) The option exercise period shall not exceed five years from the date of grant.

    (c) DOLLAR LIMITATION. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

    (d) TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

        (i) an Incentive Stock Option may, subject to Section 25 below, be exercised within the period of three (3) months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement); provided that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Non-Qualified Option under the Plan;

        (ii) if the optionee dies while in the employ of the Company, or within three (3) months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of twelve (12) months after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

       (iii) if the optionee becomes disabled while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement). For the purposes of the Plan, the term "disabled" or "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code.

    For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.  ADDITIONAL PROVISIONS

    (a) ADDITIONAL PROVISIONS. The Board of Directors may, in its sole discretion, include additional provisions in agreements covering options, Purchase Rights or Awards granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to recipients upon exercise of options, Purchase Rights or Awards, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

    (b) ACCELERATION, EXTENSION, ETC. Subject to any accounting considerations with respect to "Accounting for Business Combinations" pursuant to Accounting Principles Board Opinion No. 16, the Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option, Purchase Right or Award granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option, Purchase Right or Award granted under the Plan may be exercised; provided that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or such option, Purchase Right or Award to fail to comply with Rule 16b-3.

13.  GENERAL RESTRICTIONS

    (a) INVESTMENT REPRESENTATIONS. The Company may require any person to whom an option, Purchase Right or Award is granted, as a condition of exercising such option, Purchase Right or Award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option, Purchase Right or Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

    (b) COMPLIANCE WITH SECURITIES LAWS. Each option, Purchase Right or Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option, Purchase Right or Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option, Purchase Right or Award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

    (c) LOCK-UP. By accepting any option, Purchase Right or Award granted under the Plan, each person thereby agrees that if the Company offers any of its Common Stock for sale pursuant to a registration statement under the Securities Act, such person will not, without the prior written consent of the Company, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares purchased upon exercise of any option, Purchase Right or Award granted under the Plan for a period of 180 days after the effective date of such registration statement.

14.  RIGHTS AS A SHAREHOLDER

    The holder of an option, Purchase Right or Award shall have no rights as a shareholder with respect to any shares covered by the option, Purchase Right or Award (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15.  ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS AND RELATED TRANSACTIONS

    (a) GENERAL. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options, Purchase Rights or Awards under the Plan, and (z) the price for each share subject to any then outstanding options, Purchase Rights or Awards under the Plan, without changing the aggregate purchase price as to which such options, Purchase Rights or Awards remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code or any option, Purchase Right or Award to fail to comply with Rule 16b-3.

    (b) BOARD AUTHORITY TO MAKE ADJUSTMENTS. Any adjustments under this Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.  MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC.

    (a) GENERAL. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company may, in its discretion, take any one or more of the following actions, as to outstanding options, Purchase Rights or Awards: (i) provide that such options, Purchase Rights or Awards shall be assumed, or equivalent options, Purchase Rights or Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the recipient provide that all unexercised options, Purchase Rights or Awards will terminate immediately prior to the consummation of such transaction unless exercised by the recipient within a specified period following the date of such notice, (iii) terminate all options, Purchase Rights and Awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options, Purchase Rights and Awards (to the extent then exercisable) over the exercise price thereof, (iv) terminate all options, Purchase Rights and Awards in exchange for the right to participate in any stock option or other employee benefit plan of any successor corporation (giving proper credit to any grantee of an option, Purchase Right or Award for that portion of any option, Purchase Right and Award which has otherwise vested and become exercisable prior to any such consolidation, merger or sale of all or substantially all of the assets of the Company), (v) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the recipient equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options, Purchase Rights or Awards (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options, Purchase Rights or Awards in exchange for the termination of such options, Purchase Rights or Awards, or (vi) provide that all or any portion of outstanding options, Purchase Rights or Awards shall become exercisable in full immediately prior to such event. The foregoing actions are subject in all instances to the approval of the Board of Directors and any accounting considerations for any acquisition which is required to be treated as a "pooling of interests" transaction pursuant to the Accounting Principles Board ("APB") Opinion No. 16, if any discretionary action by the Board of Directors would otherwise preclude the Company from accounting for any such transaction as a "pooling of interests" under APB Opinion No. 16.

    (b) SUBSTITUTE OPTIONS, PURCHASE RIGHTS OR AWARDS. The Company may grant options, Purchase Rights or Awards under the Plan in substitution for options, Purchase Rights or Awards held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options, Purchase Rights or Awards be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

    (c) PROVISIONS OF THIS SECTION 16 NOT IN LIMITATION OF SPECIFIC TERMS IN OPTION, PURCHASE RIGHT OR AWARD INSTRUMENTS. Notwithstanding subparagraphs (a) and (b) of this Section 16, in the event that an instrument evidencing an option, Purchase Right or Award shall provide for a result that is more favorable to the holder of such instrument than the actions permitted to be taken by the Board of Directors pursuant to subparagraph (a) of this Section 16 upon the occurrence of any of the events set forth therein, such instrument shall control. Without limiting the foregoing but subject to the last sentence of subparagraph (a) of this Section 16, the Board of Directors may, in its discretion, take any action that is more favorable to the holder of an option, Purchase Right or Award than the provision which is provided in the instrument evidencing such option, Purchase Right or Award.

17.  MODIFICATION OF INCENTIVE STOCK OPTIONS

    Notwithstanding the foregoing, any adjustments made pursuant to Sections 15 or 16 with respect to Incentive Stock Options shall be made only after the Board of Directors, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such Incentive Stock Options (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options. If the Board of Directors determines that such adjustments made with respect to Incentive Stock Options would constitute a modification of such Incentive Stock Options, it may, in its discretion, refrain from making such adjustments.

18.  DISSOLUTION OR LIQUIDATION

    Except as otherwise provided in Section 16, in the event of the proposed dissolution or liquidation of the Company, each option, Purchase Right and Award will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board of Directors.

19.  ISSUANCES OF SECURITIES

    Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options, Purchase Rights or Awards. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

20.  FRACTIONAL SHARES

    No fractional shares shall be issued under the Plan and the grantee of an option, Purchase Right or Award shall receive from the Company cash in lieu of the fair market value of such fractional shares.

21.  CONDITIONS AND RESTRICTIONS

    If any person or entity owning restricted Common Stock obtained by exercise of an option, Purchase Right or Award made hereunder receives shares or securities or cash in connection with a corporate transaction described in Sections 15 or 16 above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Board of Directors.

22. CONVERSION OF INCENTIVE STOCK OPTIONS INTO NON-QUALIFIED OPTIONS; TERMINATION OF INCENTIVE STOCK OPTIONS

    The Board of Directors, at the written request or with the written consent of any grantee of an Incentive Stock Option, may, in its discretion, take such actions as may be necessary to convert such grantee's Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the grantee is an employee of the Company at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Incentive Stock Options. At the time of such conversion, the Board of Directors (with the consent of the grantee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board of Directors in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any grantee the right to have such grantee's Incentive Stock Options converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board of Directors takes appropriate action.

23.  GOVERNMENTAL REGULATION

    The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

24.  NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION

    By accepting an Inventive Stock Option granted under the Plan, each grantee of an Incentive Stock Option thereby agrees to notify the Company in writing immediately after such grantee makes a

Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option. Generally, a Disqualifying Disposition is any disposition (including any sale) of such Common Stock occurring on or before the later of the date (a) two years after the date the employee was granted the Incentive Stock Option, or (b) one year after the date the employee acquired Common Stock by exercising the Incentive Stock Option.

25. NO EXERCISE OF AN OPTION, PURCHASE RIGHT OR AWARD IF ENGAGEMENT OR EMPLOYMENT TERMINATED FOR CAUSE

    If the employment of a grantee of an option, Purchase Right or Award is terminated by his voluntary resignation or by the Company for "Cause," any option, Purchase Right or Award shall terminate on the date of such termination and such option, Purchase Right or Award shall thereupon not be exercisable to any extent whatsoever. "Cause" is conduct, as determined by the Board of Directors, involving one or more of the following: (i) gross misconduct by the grantee which is materially injurious to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in material economic loss, damage or injury to the Company; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company or any third party who has a business relationship with the Company or the violation of any noncompetition covenant or assignment of inventions obligation with the Company; or (iv) the commission of any act which induces any customer or prospective customer of the Company to break a contract with the Company or to decline to do business with the Company; or (v) the conviction of the grantee of a felony involving any financial impropriety or which would materially interfere with the grantee's ability to perform his or her services for the Company or otherwise be injurious to the Company; or (vi) the failure of the grantee to perform in a material respect his or her employment obligations without proper cause. In making such determination, the Board of Directors shall act fairly and in utmost good faith. For the purposes of this Section 25, termination of employment shall be deemed to occur when the grantee receives notice that his employment is terminated.

26.  NO SPECIAL EMPLOYMENT RIGHTS

    Nothing contained in the Plan or in any options, Purchase Rights or Award shall confer upon any recipient any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the recipient.

27.  OTHER EMPLOYEE BENEFITS

    Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option, Purchase Right or Award or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

28.  AMENDMENT OF THE PLAN

    (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under

Section 422 of the Code or any successor provision with respect to Incentive Stock Options the Board of Directors may not effect such modification or amendment without such approval.

    (b) The termination or any modification or amendment of the Plan shall not, without the consent of a recipient, affect his or her rights under an option, Purchase Right or Award previously granted to him or her. With the consent of the recipient affected, the Board of Directors may amend outstanding agreements governing an option, Purchase Right or Award in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding options, Purchase Rights or Awards to the extent necessary to qualify any or all such options, Purchase Rights or Awards for an exemption under Rule 16b-3.

29.  WITHHOLDING

    (a) The Company shall have the right, as a condition of option exercise or share transfer, to require payment by the option holder to the Company or to deduct from payments of any kind otherwise due to the option holder any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options, Purchase Rights or Awards under the Plan or the subsequent transfer of any shares so issued. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the recipient may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option, Purchase Right or Award or (ii) by delivering to the Company shares of Common Stock already owned by the recipient. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A recipient who has made an election pursuant to this Section 29(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

    (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

30.  CANCELLATION AND NEW GRANT OF OPTIONS, PURCHASE RIGHTS OR AWARDS, ETC.

    The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected recipients, (i) the cancellation of any or all outstanding options, Purchase Rights or Awards under the Plan and the grant in substitution therefor of new options, Purchase Rights or Awards under the Plan covering the same or different numbers of shares of Common Stock and having an exercise price per share which may be lower or higher than the exercise price per share of the cancelled options, Purchase Rights or Awards or (ii) the amendment of the terms of any and all outstanding options, Purchase Rights or Awards under the Plan to provide an exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options, Purchase Rights or Awards.

31.  EFFECTIVE DATE AND DURATION OF THE PLAN

    (a) EFFECTIVE DATE. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 28) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular option. Subject to this limitation, options, Purchase Rights or Awards may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

    (b) TERMINATION. Unless sooner terminated in accordance with Section 16, the Plan shall terminate, with respect to Incentive Stock Options only, upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption, by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. Unless sooner terminated in accordance with Section 16, the Plan shall terminate with respect to options, Purchase Rights or Awards which are not Incentive Stock Options on the date specified in (ii) above. If the date of termination is determined under (i) above, then options, Purchase Rights or Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options, Purchase Rights or Awards.

32.  PROVISION FOR FOREIGN PARTICIPANTS

    The Board of Directors may, without amending the Plan, modify options, Purchase Rights or Awards granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

                          Adopted by the Board of Directors on February 20, 1998

                                 STARMET CORPORATION

         This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints George J. Matthews and Robert E. Quinn, or either or them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Starmet Corporation held of record by the undersigned on January 21, 1998, at the Special Meeting of Stockholders to be held on March 18, 1998, or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" proposals 1, 2 and 3 and in the discretion of the Proxies on any other matter which may be brought before the Special Meeting.

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PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
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Please sign this proxy exactly as your name appears on the books of the
Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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HAS YOUR ADDRESS CHANGED?

/x/    PLEASE MARK VOTES AS IN THIS EXAMPLE

1)     Election of Directors.

       / /  For            / /  Withhold       / /  For All Except

       George J. Matthews, Wilson B. Tuffin, Robert E. Quinn, Frank H. Brenton, Kenneth A. Smith and William J. Shea.

       If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through that nominee's name.
       Your shares will be voted for the remaining nominees(s).

2)     To adopt the Company's 1998 Stock Plan.

       / /  For            / /  Against        / /  Abstain

3)     To ratify appointment of Arthur Anderson LLP as auditors for the Company.

       / /  For            / /  Against        / /  Abstain

4) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


       Mark box at right if address change has                  / /
       been noted on the reverse side of this card.



                                                             -------------------
         Please be sure to sign and date this Proxy.           Date
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    Stockholder sign here                              Co-owner sign here